As filed with the Securities and Exchange Commission on August  30, 1999.


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-3

                            PREMIER CONCEPTS, INC.
                 --------------------------------------------
                (Name of small business issuer in its Charter)

     Colorado                                          84-1186026
-------------------                               --------------------
(State or other jurisdiction                      IRS Employer
of incorporation or organization)                 Identification Number

                       3033 South Parker Road, Suite 120
                            Aurora, Colorado  80014
                                  (303) 338-1800

    ----------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          Sissel Greenberg, President
                       3033 South Parker Road, Suite 120
                            Aurora, Colorado  80014
                                  (303) 338-1800

    ----------------------------------------------------------------------
          (Name, address, including zip code, and telephone number of agent for service of process)

                                  Copies to:
                           Clifford L. Neuman, Esq.
                             Neuman & Drennen, LLC
                               1507 Pine Street
                           Boulder, Colorado  80302
                                (303) 449-2100

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.   [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.    [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            PREMIER CONCEPTS, INC.

          Item No. and Heading
          In Form S-3                   Location
          Registration Statement        In Prospectus
          ----------------------        -------------

1.   Forepart of the Registration       Forepart of Registration Statement
     Statement and outside front        and outside front cover page
     cover page of Prospectus           of Prospectus

2.   Inside front and outside back      Inside front and outside back
     cover pages of Prospectus          cover pages of Prospectus

3.   Summary Information, Risk          Prospectus Summary, Risk Factors
     Factors and Ratio of Earnings
     to Fixed Charges

4.   Use of Proceeds                    Use of Proceeds

5.   Determination of Offering Price    Determination of Offering Price

6.   Dilution                           Dilution

7.   Selling Securityholder             *

8.   Plan of Distribution               Plan of Distribution

9.   Description of Securities to be    Description of Securities
     Registered

10.  Interest of Named Experts and      Legal Matters
     Counsel

11.  Material Changes                   *

12.  Incorporation of Certain           Incorporation of Certain Documents
     Information by Reference           by Reference

13. Disclosure of Commission Position Indemnification on Indemnification for Securities
     Act Liabilities

-----------------------

* Omitted from Prospectus because Item inapplicable or answer is in the negative.

                        CALCULATION OF REGISTRATION FEE

                                Proposed     Proposed
Title of Each                   Maximum      Maximum
Class of         Amount         Offering     Aggregate    Amount of
Securities to    to be          Price per    Offering     Registration
be Registered    Registered     Share(1)     Price(1)     Fee
-------------    ----------     ---------    ----------   ------------

Common Stock,
 $.002 par
 value:          505,000(2)     $3.13(3)     $1,580,650   $439.43

  TOTAL:                                     $1,580,650   $439.43


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Includes 223,385 shares that may be acquired by the selling security holders upon conversion of shares of convertible Preferred stock, 105,000 shares of common stock that may be acquired upon exercise of Warrants held by the Selling Securityholders and 176,615 shares of common stock which have been issued directly to the Selling Securityholders.

(3) Calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the bid and asked prices of the common stock on August 25, 1999, as quoted on the Nasdaq Small Cap Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                PROSPECTUS

                          PREMIER CONCEPTS, INC.

                        505,000 Shares Common Stock


     This is an offering of shares of the common stock of Premier Concepts, Inc. which may be issued upon the conversion of our Series A Convertible Preferred Stock and exercise of warrants to purchase our common stock and shares being offered by persons who were issued shares of our common stock. These persons are referred to in this Prospectus as "Selling Securityholders." Selling Securityholders holding convertible preferred stock or Warrants may sell common stock covered by this Prospectus when they have converted their preferred stock into common stock or have exercised their warrants to purchase common stock. See the sections entitled "Selling Securityholders" and "Description of Securities."

     Selling Securityholders may sell shares covered by this Prospectus at prices relating to prevailing market prices or at negotiable prices. Our common stock is currently traded over-the-counter and traded on the Nasdaq Small Cap Market under the symbol "FAUX." On August 25, 1999, the last reported bid and asked prices of our common stock were $1.25 and $1.375, respectively.

     We will not receive any proceeds from the conversion of the Series A Convertible Preferred Stock or resale of the common stock. If the Selling Securityholders exercise their warrants, we will receive the exercise price and use the proceeds for working capital. For information regarding fees and expenses we may pay in connection with the registration of the common stock covered by this Prospectus, see the section entitled "Selling Securityholders."

                 Investing in our common stock involves a high degree of risk. You should read the "Risk Factors" beginning on Page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.





              The Date of This Prospectus is August __, 1999.

                            Prospectus Summary

This summary highlights important information about our business and about the offerings. Because it is a summary, it does not contain all the information you should consider before investing in our securities. Please read the entire prospectus.

                             About our Company

Please note that throughout this Prospectus the words "we," "our" or "us" refers to Premier Concepts, Inc. and not to any of the Selling
Securityholders.

We are involved in the marketing and retail of high end reproduction jewelry, also known as "faux jewelry" through our national chain of 36 retail stores which operate under the names "Impostors" and "Elegant Pretenders." Our jewelry emulates fine classic jewelry, and includes designs inspired by famous jewelers such as Tiffany, Cartier and Bulgari, and also includes replicas of jewelry owned by celebrities. We purchase our products from suppliers in both the United States and overseas.

In addition to our retail stores, we also sell our jewelry through a catalog as well as through our internet website whose address is http://www.impostors.com. Information contained in our website is not part of this Prospectus.

Our executive offices are located at 3033 South Parker Road, Suite 129, Aurora, Colorado 80014. Our telephone number is (303) 338-1800.

                            About the Offering

This is an offering of shares of our common stock by persons who were issued shares of our common stock, shares of our convertible preferred stock or warrants to purchase shares of our common stock.

We refer to these persons as "Selling Securityholders" in this Prospectus. Selling Securityholders who were issued convertible preferred stock or warrants may sell the shares of common stock covered by this Prospectus when they have converted their preferred stock into common stock or when they have exercised their warrants to purchase common stock. We are registering the common stock covered by this Prospectus in order to fulfill the obligations we have under agreements with the Selling Securityholders.

                               RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

We have a History of Operating Losses

We purchased the Imposters operation from a company that was in bankruptcy in 1994. In the last two years, we have suffered operating losses: in fiscal year ended January 31, 1999, we lost $1,059,688 and for the fiscal year ended January 25, 1998 we lost $587,175. We cannot be sure that we will ever return to profitable operations in the future.

We have Long Term Lease Commitments for Most of our Retail Stores

In most instances, we have to sign long term leases for the commercial space in which we run our retail stores. These leases have terms anywhere from three to fifteen years, and require an unconditional commitment of our capital. Even if the store produces losses, we still have the contractual commitment of these long term leases.

We will Require Additional Capital

We cannot be sure that we will have enough capital to finance our business strategy. We will continue to require substantial additional funds for capital expenditures and related expenses, including the further development of our web site and the opening of additional retail stores. The timing and amount of this spending is difficult to predict accurately and will depend upon many factors. At this time, we have no commitments for any additional financing and we cannot be assured that any commitments can be obtained on terms acceptable to us, or at all. We may seek additional funds through public offerings or private placements of our equity securities. These public offerings or private placements may not require the prior approval of our shareholders. If we raise additional funds by issuing equity or debt securities, further dilution to our shareholders could occur. Also, we may grant registration rights to investors purchasing our securities. Debt financing, if we can obtain it, may involve pledging some or all of our assets. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our development programs or to enter into arrangements that would require us to relinquish certain rights that we would not otherwise want to relinquish.

We have Limited Working Capital

Because of our history of operating losses, we have limited working capital and, as a result, we suffer from some financial uncertainty.

We are Dependent upon our Employees

We rely on key employees whose absence could adversely affect our ability to successfully complete our business strategy. Our future success will depend in large part on our ability to attract, motivate and retain highly qualified employees. The loss of the services of any of our key personnel could have a material adverse effect upon our operations and marketing efforts. While we have written employment agreements with our President, Sissel Greenberg, our CFO, Todd Huss, and our COO, Kevin O'Brien, we cannot be sure that they will continue to serve the Company.

Our Assets are Already Leveraged

A substantial portion of our assets are encumbered by debt. While we are current in our payment of this debt, future losses from our operations may impair our ability to service the debt. If we default in our secured debt, a creditor could foreclose against our assets and effectively force a termination of our business. In addition, our leveraged position impairs our ability to obtain additional financing to fund working capital requirements, capital expenditures or other purposes, and therefore renders us more vulnerable to extended economic downturns, restricts our ability to make acquisitions or otherwise exploit business opportunities and limits our flexibility to respond to changing economic conditions.

Our Business is Highly Competitive

We face significant competition from many companies throughout the country and worldwide which offer fashion and reproduction jewelry. Many of these competitors have significantly greater resources than ours and in many cases more retailing experience. Indirectly, we compete with retailers of fashion jewelry on the low end and fine jewelry on the upper end of the jewelry market. Within the faux jewelry industry, we compete against department stores, some of whom have significantly greater resources and retailing experience.

Some of our Jewelry may be Subject to Infringement Claims

A significant portion of our products represent jewelry designs or concepts that we have copied from or which have been inspired by fine jewelry developed or sold by famous designers. While most jewelry designs are not protected by copyright or trademark law, on occasion a particular design may be subject to a design copyright or trademark registration obtained by the original designer. Because we have so many products, it is difficult for us to research each jewelry design that we purchase for resale to determine whether or not there may exist a copyright or trademark registration preventing its unauthorized duplication. While we have developed certain methods of merchandising and purchasing to minimize the risk, we cannot assure investors that from time to time we will not inadvertently infringe upon the intellectual property rights of third parties. Under these circumstances, we may be subject to liability to the owner of the design, copyright or trademark to disgorge our profits earned from sales of the particular product or, alternatively, we may have liability for statutory damages under copyright laws.

We have no Proprietary Advantage to our Jewelry Designs

Neither the design nor concept of any of our jewelry is subject to protection by the Company under applicable copyright, trademark or trade secret laws. As a result, we hold no proprietary advantage over others competing in our markets.

We have no Firm Contracts with our Suppliers

We do not have any written contracts with any of our suppliers or manufacturers or commitments from any of our suppliers or manufacturers to continue to sell us their products. As a result, there is a risk that any of our suppliers or manufacturers may discontinue selling their products to us for any reason. Although we believe that we can establish alternative sources for most of our products, any delay in locating or establishing new relationships with other sources could result in product shortages and back orders for the product with resulting loss of revenues.

Our Business is Highly Seasonal

Our business is highly seasonable with our mall locations generating nearly 20% of our business during the Christmas holiday season. Our 12 tourist locations are less sensitive to seasonal fluctuations; however, on a store-by-store basis, they do experience fluctuations based upon such factors as seasonal economic conditions, transportation costs and other factors affecting tourism in their particular locations. This seasonality results in higher demand for working capital at certain times of the year. Also, interim operating results are not necessarily indicative of our results of operations or financial conditions on an annual basis. We cannot accurately predict the potential adverse effect of seasonality on our business.

Our Stores are Subject to Licensing and other Governmental Requirements

Each of our retail locations must obtain certificates of authority to do business, permits and other licenses from state and local governmental authorities. Each governmental jurisdiction has its own requirements which can impose additional reporting requirements and costs. We have been able to obtain all necessary certificates, permits and licenses in the past; however, we cannot be sure that future changes in governmental regulation or the adoption of more stringent requirements may not have a material adverse impact upon our future operations.

Our Future Success Depends on Increasing Sales through New Markets

While we have maintained a web site for several years, until recently we have not made significant efforts to develop e-commerce over our web site and otherwise exploit the marketing opportunities of the internet. We believe that our future success will be effected by our ability to significantly expand our internet sales since our profit margin on these sales is much higher than sales from our traditional "brick and mortar" retail stores. However, as is typical in rapidly developing markets, demand for and market acceptance of internet products are subject to a high level of uncertainty. In addition, issues concerning the commercial success of the internet remain unsolved and may affect the growth of internet use. Failure of the internet market to further develop or an unexpectedly slow development of the internet market, or our inability to successfully exploit the internet opportunity, may have a material adverse effect on our business, financial condition or results of operations.

We may not be able to Manage our Growth if we are Successful

     If we are successful and are able to grow the Company profitably, that growth could create certain additional risks. Growth can place additional burden on our management resources and financial controls. In addition, it will require us to continue to implement and refine our operating, financial and information management systems and to train, motivate and manage our employees. Our ability to attract and retain qualified people will have a significant effect on our ability to establish and maintain our position in the market, and our failure to do so could have a material adverse effect on our results of operations.

The Public Trading Market for our Common Stock is Illiquid and Highly
Sporadic

While there currently exists in the over-the-counter market a limited and sporadic public trading market for our common stock, we cannot be sure that the market will improve in the future. As a result, the investors in our stock may not be able to liquidate their investment without considerable delay, if at all. If a more active market does develop, the price of our stock may be highly volatile. The over-the-counter markets for securities such as ours historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the Company's industry and the investment markets generally, as well as economic conditions and quarterly variations in the Company's results of operations, may also adversely affect the market price of our common stock.

Future Sales of our Common Stock Could Adversely Affect the Market

Future sales of our common stock into the market may depress the market price of our common stock. We have issued common stock, options and warrants to purchase our common stock and preferred stock which is convertible into our common stock. Sales of these shares of our common stock or the market's perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.

Future Issuances of our Common Stock Could Dilute Current Shareholders

We have the authority to issue up to 850,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. These future issuances could be at values substantially below the price paid for our common stock by our current shareholders. In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Future Sales of Preferred Stock Could also Adversely Affect the Market for our Common Stock

We have the authority to issue up to 20,000,000 shares of preferred stock without shareholder approval. The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

We may Incur Expenses as a Result of the Year 2000 Problem

The Year 2000 problem exists because many computer programs, embedded systems and components were designed to refer to a year by the last two digits of the year, such as "99" for "1999." Any of our computer programs that have date sensitive software may recognize a date using "00" as the year "1900" rather than the year "2000." This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, our temporary inability to process transactions, send invoices or engage in similar normal business activities. We have implemented a program to identify and address potential Year 2000 problems which is scheduled to be completed by October, 1999. As a result of this program, we have upgraded some of our existing hardware and software and in some cases converted to new software. We believe these activities have mitigated potential Year 2000 problems that might affect our computer networks and other systems; however, we have not completed our Year 2000 assessment and therefore have not fully determined the extent to which Year 2000 problems may affect our network and systems. Although we have contacted our suppliers, vendors and customers regarding Year 2000 issues, we have not yet fully determined the extent to which we are vulnerable to the failure of these third parties to remediate their own Year 2000 problems. In view of the foregoing, there can be no assurance that the Year 2000 problems will not have a material adverse effect upon our business, financial condition or results of operations.

                          ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

We have filed with the Commission a Registration Statement on Form S-3 to register the shares of our common stock to be sold by the Selling Securityholders and issued pursuant to the conversion of the preferred stock and exercise of the warrants. This Prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information with respect to us or our common stock, you may refer to the Registration Statement and to the exhibits and schedules filed as part of the Registration Statement. You can review a copy of the Registration Statement and its exhibits and schedules at the public reference room maintained by the Commission and on the Commission's website as described above.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. This prospectus is part of a registration statement we filed with the Commission.

     1.   Our Annual Report on Form 10-KSB for the year ended January 31,
          1999; and

     2.   Our Quarterly Report on Form 10-QSB for the quarter ended May 2,
          1999.

     3. Our Proxy Statement for our Special Meeting of Shareholders held on June 5, 1999.

You may request a copy of these filings at no charge by a written or oral request to Sissel Greenberg, President, Premier Concepts, Inc., 3033 South Parker Road, Suite 120, Aurora, Colorado 80114, (303) 338-1800. In addition, you can obtain these filings electronically at the Commission's worldwide website at http://www.sec.gov/edgarhp/htm.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

                        FORWARD-LOOKING STATEMENTS

This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of our industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:

     * changes in general economic and business conditions affecting our industry;

     *    changes in our business strategies; and

     *    the level of demand for our products.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

                          SELLING SECURITYHOLDERS

The Selling Securityholders are offering to sell 505,000 shares of our common stock covered by this prospectus. None of the Selling
Securityholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted.

The following table lists the Selling Securityholders eligible to sell shares of common stock under this Prospectus, the number of shares beneficially owned by each Selling Securityholder prior to this Offering, and the maximum number of shares each Selling Securityholder may sell under this Prospectus. We will not receive any of the proceeds from the sale of our common stock by the Selling Securityholders. The number of shares owned by each Selling Securityholder after the Offering will depend upon the number of shares actually sold by each Selling Securityholder.


                     Number of        Maximum      Number of
                      Shares         Number of      Shares
                   Beneficially       Shares     Beneficially
                    Owned Prior     to be Sold    Owned After
                  to Offering(1)    in Offering    Offering    Percent

Equisition Capital,
 LLC(2)(7)            432,000         432,000        -0-          0%
Infusion Capital
 Partners, LLC(3)(7)   20,250          20,250        -0-          0%
Grant Capital,
 LLC(4)                48,000          48,000        -0-          0%
Al Cohen(5)            28,500           2,500     26,000        2.2%
Therese Zangara(6)      2,250           2,250        -0-          0%


1) The number of shares indicated includes shares acquired directly from us by the Selling Shareholders as well as shares which are issuable upon the conversion of preferred stock or the exercise of warrants held by the Selling Securityholders.

(2) Equisition Capital, LLC is a Delaware limited liability company. David M. M. Taffet ("Taffet") would be the direct controlling person of Equisition by virtue of his beneficial ownership of a majority of the outstanding voting equity securities of Equisition. Consists of 158,953.5 shares of Common Stock, 201,046.5 shares of Series A Convertible Preferred Stock and warrants exercisable to purchase an aggregate of 72,000 shares of Common Stock at an exercise price of $4.10 per share.

(3) Infusion Capital Partners, LLC is a Delaware limited liability company. Taffet would be deemed the direct controlling person of Infusion. Securities consist of warrants exercisable to purchase 20,250 shares of Common Stock at an exercise price of $1.25 per share.

(4) Grant Capital, LLC is a Nevada limited liability company. Al Cohen would be deemed the controlling person of Grant Capital, LLC. Securities consist of 17,661.5 shares of Common Stock, 22,338.5 shares of Series A Convertible Preferred Stock, warrants exercisable to purchase 8,000 shares of Common Stock at an exercise price of $4.10 per share.

(5) Consists of warrants exercisable to purchase 2,500 shares of Common Stock at an exercise price of $1.25 per share. Does not include securities held of record by Grant Capital, LLC.

(6) Consists of warrants exercisable to purchase 2,250 shares of Common Stock at an exercise price of $1.25 per share.

(7) All of the shares of Common Stock covered by this Prospectus, as well as the shares of Series A Convertible Preferred Stock and warrants, were issued and sold by the Company to Equisition Capital, LLC pursuant to a First Stock Purchase Agreement dated March 11, 1999 and Second Stock Purchase Agreement dated March 11, 1999. Both the First and Second Stock Purchase Agreements were entered into by the Company under the terms of a controlling agreement which was called the Agreement Regarding Basic Terms between the Company and Infusion Capital Partners, LLC. This Basic Agreement provided for the Company to enter into a Management Services Agreement with Infusion, provided for the execution and consummation of the First and Second Stock Purchase Agreements and the execution of an E-Commerce Services Agreement between the Company and MeridianTelesis LLC, a company also controlled by Taffet. As a result of completing the transactions provided for under the Basic Agreement, the Company sold and issued to Equisition in consideration of a total of $500,000 a total of 176,615 shares of Common Stock, 223,385 shares of Series A Convertible Preferred Stock, warrants exercisable to purchase 80,000 shares of Common Stock at a price of $4.10 per share. Infusion was issued warrants exercisable to purchase an additional 25,000 shares of Common Stock at an exercise price of $1.25 per share. Portions of the right to receive those securities were then assigned by Equisition to the other Selling Securityholders identified above and in the preceding footnotes. Furthermore, as part of completing the transactions described in the Basic Agreement, Equisition was allowed to designate two persons to serve on our Board of Directors, consisting of John M. Gerber and Gary Wolf, who were elected to serve as directors in March and July of 1999, respectively.


If the Selling Securityholders sell all of the shares of common stock covered by this Prospectus and do not acquire any additional shares, none of the Selling Securityholders would own any shares of our common stock after the completion of this Offering.

We will pay all expenses to register the shares, except that the Selling Securityholders will generally pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

We have agreed to indemnify the Selling Securityholders and certain affiliated parties against specified liabilities, including liabilities under the Securities Act of 1933, as amended, in connection with this Offering. The Selling Securityholders have agreed to indemnify us and our directors and officers, as well as any persons controlling our Company, against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling our Company, we have been advised that in the opinion of the SEC this kind of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              USE OF PROCEEDS

We will not receive any proceeds when Selling Securityholders sell shares of common stock under this Prospectus. We have received proceeds from the sale of the convertible preferred stock and may receive proceeds from the exercise of the warrants.

If we receive proceeds from the exercise of warrants, it will be used for general working capital purposes.

                           PLAN OF DISTRIBUTION

Selling Securityholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices or an negotiated prices, in one or more of the following kinds of transactions:

     *    Transactions in the over-the-counter market;

     * Transactions on a stock exchange that lists our common stock, or transactions negotiated between Selling Securityholders and purchasers, or otherwise.

Broker-dealers or agents may purchase shares directly from a Selling Securityholder or sell shares to someone else on behalf of a Selling Securityholder. Broker-dealers may charge commissions to both Selling Securityholders selling common stock and purchasers buying shares sold by a Selling Securityholder. If a broker buys shares directly from a Selling Securityholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the Selling Securityholder for the resale.

To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a Prospectus supplement during the time the Selling Securityholders are offering or selling shares covered by this Prospectus in order to add or correct important information about the plan of distribution for the shares.

In addition to any other applicable laws or regulations, Selling
Securityholders must comply with regulations relating to distributions by Selling Securityholders, including Regulation M under the Securities Exchange Act of 1934, as amended.

Some states may require that registration, exemption from registration or notification requirements be met before Selling Shareholders may sell their common stock. Some states may also require Selling Securityholders to sell their common stock only through broker-dealers.

                         DESCRIPTION OF SECURITIES

We are authorized to issue up to 850,000,000 shares of $.002 par value common stock and up to 20,000,000 shares of $.10 par value preferred stock. As of July 31, 1999, 1,164,128 shares of common stock and 223,385 shares of preferred stock were issued and outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share held of record. There is no right to cumulative votes for the election of directors. The shares of common stock are not entitled to pre-emptive rights and are not subject to redemption or assessment. Each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive, pro rata, our assets which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of $.10 par value preferred stock. The preferred stock of the corporation can be issued in one or more series as may be determined from time to time by our Board of Directors without further stockholder approval. In establishing a series, our Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. All series shall be alike except that there may be variation as to the following: (1) the rate of distribution, (2) the price at and the terms and condition son which shares shall be redeemed, (3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, and (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (6) voting rights except as limited by law.

Although we currently do not have any plans to designate a series of preferred stock, there can be no assurance that we will not do so in the future. As a result, we could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption to such shares, together with a premium, prior to the redemption of common stock. Common stockholders have no redemption rights. In addition, our Board could issue large blocks of voting stock to fend against unwanted tender offers or hostile takeovers without further shareholder approval.

Series A Convertible Preferred Stock

We have issued and outstanding 223,385 shares of Series A Convertible Preferred Stock. Holders of shares of convertible preferred stock are entitled to one vote for each share on any matter to come before the shareholders of the Company and are entitled to a liquidation of the Company preference of $1.25 per share of convertible preferred stock in the event of a liquidation of the Company. Each outstanding share of the convertible preferred stock is entitled to receive cumulative common stock dividends at the annual rate of 10% of the Stated Value. Each share of convertible preferred stock is convertible at the option of the holder into one share of common stock. In addition, we can compel the conversion of all outstanding shares of preferred stock into an equal number of shares of common stock if we have registered this conversion with the Commission and if the closing bid price of our common stock on the over-the-counter market has been equal to or greater than $1.875 per share for 20 or more consecutive trading days. While this Prospectus is part of such a Registration Statement, the public trading price of our common stock has not been high enough to trigger this compulsory conversion. Finally, holders of convertible preferred stock are not entitled to demand, and we are not required or entitled to effect, the redemption of any of the shares of Preferred Stock.

Warrants

We have issued under the First and Second Stock Purchase Agreements with Equisition warrants exercisable to purchase 80,000 shares at a price of $4.10 per share and have issued to Infusion warrants exercisable to purchase an additional 25,000 shares at an exercise price of $1.25 per share. This Prospectus covers the sale by the Company of its common stock if and when the Selling Securityholders exercise their warrants.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Corporate Stock Transfer, Inc., Denver, Colorado.

Reports to Shareholders

We intend to furnish annual reports to shareholders which will include certified financial statements reported on by our certified public accountants. In addition, we may issue unaudited quarterly or other interim reports to shareholders as we deem appropriate. We will comply with the periodic reporting requirements imposed by the Securities Exchange Act of 1934.

                             LEGAL PROCEEDINGS

The Company has been named as a defendant in a civil action filed in the Supreme Court of the State of New York, County of Onondaga on May 21, 1999. The lawsuit was brought by EkleCo, as plaintiff, against the Company, and asserts claims against the Company for rent and other sums due under the Company's commercial lease for its retail store located in the Palisades Center in West Nyack, New York. The Company denies liability and has asserted substantial counter claims against the landlord based upon breach of contract, false representation and fraud in the inducement in the Company's entering into the lease. The Company has retained local legal counsel and intends to vigorously defend the action and prosecute its counterclaims. Based upon its assessment of the facts and consultations with legal counsel, management of the Company believes that the likelihood of a material adverse outcome in the matter is extremely remote.

                               LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for the Company by Neuman & Drennen, LLC of Boulder, Colorado. Clifford L. Neuman, a partner in the firm of Neuman & Drennen, LLC, is the beneficial owner of 12,150 shares of the Company's common stock.

                                  EXPERTS

The financial statements of the Company as of January 31, 1999 for the fiscal years ended January 31, 1999 and January 25, 1998 are included herein in reliance on the reports of Hein + Associates LLP, independent certified public accountants, and upon the authority of that firm as experts in auditing and accounting.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.


                          Premier Concepts, Inc.

                               Common Stock

                              505,000 Shares

                             August ___, 1999

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:



     SEC Filing Fee                      $    440.00
     Printing Expenses                        500.00
     Accounting Fees and Expenses           1,000.00
     Legal Fees and Expenses                7,500.00
     Blue Sky Fees and Expenses             1,500.00
     Registrar and Transfer Agent Fee           0.00
     Miscellaneous                          1,560.00
                                         -----------
     Total                                $12,500.00


Item 15.        Indemnification of Directors and Officers.

                The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

                Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide as follows:

     7-109-101.  Definitions.  As used in this article:

     (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (3)  "Expenses" includes counsel fees.

     (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

     (5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     7-109-102.  Authority to indemnify directors.

     (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

       (a)  The person conducted himself or herself in good faith; and

       (b)  The person reasonable believed:

         (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

         (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

       (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4) A corporation may not indemnify a director under this section:

       (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

       (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     7-109-103. Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     7-109-104.  Advance of expenses to directors.

     (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

       (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

       (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

       (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

     7-109-105.  Court-ordered indemnification of directors.

     (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

       (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

       (b) If it determines that the director is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     7-109-106. Determination and authorization of indemnification of directors.

     (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1) (b) are received and the determination required by section 7-109-104 (1) (c) has been made.

     (2) The determinations required by subsection (1) of this section shall be made:

       (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

       (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (3)  If a quorum cannot be obtained as contemplated in paragraph
     (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

       (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

       (b)  By the shareholders.

     (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

     7-109-107. Indemnification of officers, employees, fiduciaries, and agents.

     (1)  Unless otherwise provided in the articles of incorporation:

       (a)  An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

       (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

       (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     7-109-108. Insurance. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107.  Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     7-109-109.  Limitation of indemnification of directors.

     (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-
     108. If the article of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

     (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     7-109-110. Notice to shareholder of indemnification of director. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                               *     *     *

     Article XIII of the Amended and Restated Articles of Incorporation of the Company provides, in pertinent part:

     Section 1. A director of this Corporation shall not be liable to the
                Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Colorado Corporation Code as the same exists or may hereafter be amended.

     Section 2. Any repeal or modification of the foregoing Section 1 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Article XII of the Amended and Restated Articles of Incorporation of the Company provides, in pertinent part:

     Section 2. Indemnification of Officers, Directors and Others.

                (a) All officers and directors of the Corporation shall be entitled to indemnification to the maximum extent permitted by law or by public policy.

                (b) Any mandate for indemnification, whether by statute or order of Court, is to be expressly subject to the Corporation's reasonable capability of paying.

                (c) No person will be entitled to be reimbursed for expenses incurred in connection with a Court proceeding to obtain Court ordered indemnification unless such person first made reasonable application to the Corporation and the Corporation either unreasonably denied such application or through no fault of the applicant was unable to consider such application within a reasonable time.

                (d) A director who is or was made a party to a proceeding because he is or was an officer, employee, or agent of the Corporation is entitled to the same rights as if he were or had been made a party because he was a director.

                (e) To the maximum extent permitted by law or by public policy, directors of this Corporation are to have no personal liability for monetary damages for breach of fiduciary duty as a director.

Item 16.  Exhibits.

     a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.        Title
----------         -----
     *    4.1      Certificate of Designations of Rights and Preferences
                   of Series A Convertible Preferred Stock
     **   4.2      Form of Common Stock Purchase Warrant Certificate of
                   Equisition Capital, LLC
     **   4.3      Form of Common Stock Purchase Warrant Certificate of
                   Infusion Capital Partners, LLC
          5.0      Opinion of Neuman & Drennen, LLC
     *    10.1     Agreement Regarding Basic Terms with Infusion Capital
                   Partners, LLC
     *    10.2     First Stock Purchase Agreement with Equisition Capital,
                   LLC
     *    10.3     Second Stock Purchase Agreement with Infusion Capital
                   Partners, LLC
     *    10.4     Management Services Agreement with Infusion Capital
                   Partners, LLC
          23.1     Consent of Neuman & Drennen, LLC
          23.2     Consent of Hein + Associates LLP

-------------------------------

     * Incorporated by reference from the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1999, SEC File No. 33-42701.
     ** Incorporated by reference from the Company's Registration Statement on Form SB-2, SEC File No. 333-8741.


Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

     2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized. In the City of Aurora, State of Colorado, on the 30th day of August, 1999.

                                   PREMIER CONCEPTS, INC.,
                                   a Colorado corporation

                                   By:/s/ Sissel Greenberg
                                      ----------------------------
                                      Sissel Greenberg, President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Premier Concepts, Inc. and on the dates indicated.

Signature                                       Title                Date
---------                                      ------                ----

/s/ Sissel Greenberg                     President/Director         8/30/99
------------------------------
Sissel Greenberg

/s/ Todd Huss                        Chief Financial Officer and    8/30/99
------------------------------       Principal Accounting Officer
Todd Huss

/s/ Simona Yuffa-Katz                         Director              8/30/99
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Simona Yuffa-Katz

/s/ William Nandor                            Director              8/30/99
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William Nandor

/s/ John Gerber                               Director              8/30/99
------------------------------
John Gerber

/s/ Gary Wolf                                 Director              8/30/99
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Gary Wolf